                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                          CRUSADER HOLDING CORPORATION
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                         CRUSADER HOLDING CORPORATION
                              1230 Walnut Street
                       Philadelphia, Pennsylvania 19107


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                  TO BE HELD ON WEDNESDAY, NOVEMBER 17, 1999


To the Shareholders of Crusader Holding Corporation:

     The 1999 Annual Meeting of Shareholders (the "Annual Meeting") of Crusader Holding Corporation, a Pennsylvania corporation (the "Company"), will be held on Wednesday, November 17, 1999, at 3:00 p.m. at the Union League of Philadelphia, 140 S. Broad Street, Philadelphia, Pennsylvania 19102, for the following purposes:

1. To elect ten members of the Board of Directors of the Company, each to serve for a one year term expiring at the annual meeting of shareholders in 2000; and

2. To transact such other business as may properly come before the Annual
 Meeting.

     The Board of Directors has fixed the close of business on Thursday, September 30, 1999, as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record at that time are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. A complete list of shareholders entitled to vote at the Annual Meeting will be available at least ten days before the Annual Meeting, upon written request, for inspection during normal business hours by any shareholder of the Company prior to the Annual Meeting, for a proper purpose, at the Company's executive office.

     Shareholders are cordially invited to attend the Annual Meeting in person. To assure your representation at the Annual Meeting, please complete, sign and date the enclosed proxy and return it promptly. If you choose, you may still vote in person at the Annual Meeting even though you previously submitted a proxy.


                                        /s/  Joseph T. Crowley
                                        ----------------------------------------
                                        Joseph T. Crowley, Secretary


October 21, 1999

                         CRUSADER HOLDING CORPORATION
                                PROXY STATEMENT

     The accompanying proxy is solicited by the Board of Directors (the "Board") of Crusader Holding Corporation (the "Company") in connection with its 1999 Annual Meeting of Shareholders to be held on Wednesday, November 17, 1999, at 3:00 p.m., at the Union League of Philadelphia, 140 S. Broad Street, Philadelphia, Pennsylvania 19102, and at any adjournment(s) or postponement(s) thereof (the "Annual Meeting"). This Proxy Statement and the accompanying proxy are being mailed to shareholders on or about October 21, 1999.


                           PURPOSE OF ANNUAL MEETING

     At the Annual Meeting, shareholders will be asked to elect ten directors of the Company (constituting the entire Board), each to serve for a one year term expiring at the annual meeting of shareholders in 2000 and to transact such other business as may properly be brought before the Annual Meeting. The Board recommends a vote in favor of (i.e., "FOR") the election of the ten nominees for director of the Company listed below.


                           QUORUM AND VOTING RIGHTS

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Only shareholders of record at the close of business on Thursday, September 30, 1999 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 3,724,604 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock as of the Record Date are entitled to one vote for each share held.

     All shares of Common Stock represented by properly executed proxies will, unless the proxies have previously been revoked, be voted in accordance with the instructions indicated in the proxies. If no instructions are indicated, the shares will be voted in favor of (i.e., "FOR") the election of the ten nominees for director of the Company listed below. With respect to all other matters, the persons named in the accompanying proxy will vote as stated therein. Any shareholder executing a proxy has the power to revoke the proxy at any time prior to its exercise. A proxy may be revoked prior to exercise by (a) filing with the Company a written revocation of the proxy, (b) appearing at the Annual Meeting and casting a vote contrary to that indicated on the proxy or
(c) submitting a duly executed proxy bearing a later date.

     The ten nominees for director each receiving the majority of the votes cast by shareholders entitled to vote thereon will be elected to serve on the Board. Votes withheld with respect to the election of directors will be counted for the purpose of determining whether a quorum is present at the Annual Meeting but will not be considered as votes cast and will have no effect on the result of the vote. Broker non-votes will not be counted in determining the presence of a quorum and will not be considered as votes cast, and thus will have no effect on the result of the vote.

     The cost of preparing, printing, assembling and mailing this Proxy Statement and other material furnished to shareholders in connection with the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers, directors and regular employees of the Company may solicit proxies by written communication or telephone. These persons are to receive no special compensation for any solicitation activities.

                             ELECTION OF DIRECTORS


Nominees for Election as Director

     The Board currently consists of ten (10) members: Thomas J. Knox, Bruce A. Levy, Joseph T. Crowley, Paul Bachow, Ronald L. Caplan, D. Walter Cohen, D.D.S., Daniel DiLella, Linda R. Knox, Joel S. Lawson III and Brian McAdams. All of the directors are to be elected at the Annual Meeting. At the Annual Meeting, the Board proposes that each of the current directors be elected as a director of the Company to hold office until the 2000 annual meeting of shareholders and until their successors are duly elected and qualified. The nominees have consented to serve if elected to the Board. If the nominees are unable to serve as directors at the time of the Annual Meeting, an event which the Board does not anticipate, the persons named in the proxy will vote for such substitute nominees as may be designated by the Board, unless the Board reduces the number of directors accordingly.

     Set forth below is information about the nominees. For information concerning the number of shares of Common Stock owned by each director and all directors and executive officers as a group as of September 30, 1999, see "Principal Shareholders."



Name                         Age    Position(s) with Company                  Director Since
-------------------------   -----   --------------------------------------   ---------------
Nominees to be elected for terms expiring in 2000:
Thomas J. Knox              58      Chairman of the Board, Chief Execu-      1988
                                    tive Officer and Director
Bruce A. Levy               44      President and Director                   1996
Joseph T. Crowley           37      Vice President, Secretary, Treasurer     1993
                                    and Director
Paul Bachow                 48      Director                                 1997
Ronald L. Caplan            51      Director                                 1997
D. Walter Cohen, D.D.S.     73      Director                                 1997
Daniel DiLella              48      Director                                 1997
Linda R. Knox               54      Director                                 1997
Joel S. Lawson III          52      Director                                 1997
Brian McAdams               57      Director                                 1997

     Thomas J. Knox. Mr. Knox has served as Chairman and Chief Executive Officer of the Company since 1988 and Chairman of Crusader Savings Bank, FSB, a wholly owned subsidiary of the Company (the "Bank"), since 1993. From 1989 to 1993, Mr. Knox was President of the Board of Directors of the Bank. From 1993 to 1995, Mr. Knox served as Special Deputy Rehabilitator and Chief Executive Officer of Fidelity Mutual Life Insurance Company, a $7.5 billion life insurance company placed in rehabilitation by the Pennsylvania Insurance Department. From 1992 to 1993, he served as Deputy Mayor of the City of Philadelphia overseeing the Office of Management and Productivity. He serves as a director of the City of Philadelphia Productivity Bank, which he chaired from 1992 to 1993, Chairman of the Philadelphia Airport Advisory Board, Chairman of the Concerto Soloist Orchestra and Chairman of the Sunday Serenade.

     Bruce A. Levy. Mr. Levy has served as President and a director of the Company and a director of the Bank since 1996. From 1994 to 1996, Mr. Levy was a private investor and an independent consultant. From 1992 until its sale in 1994, he was the sole shareholder of Philadelphia Benefits Corporation, a health benefits consulting and marketing firm. From 1981 to 1992, Mr. Levy served as President and was a shareholder of Preferred Benefits Corporation, a 401(k) consulting and administration firm he co-founded. From 1975 to 1981, he served in various capacities with Ernst & Young. Mr. Levy is a graduate of the Wharton School of the University of Pennsylvania.

     Joseph T. Crowley. Mr. Crowley has served as Vice-President, Secretary, Treasurer and a director of the Company since 1993, President of the Bank since 1993 and was Chief Financial Officer of the Bank from 1992 to 1993. From 1988 to 1992, Mr. Crowley was Senior Vice President of Hansen Savings Bank. From 1985 to 1988, he was an auditor with KPMG Peat Marwick, specializing in the banking industry. Mr. Crowley is a graduate of Widener University.

     Paul Bachow. Mr. Bachow became a director of the Company in 1997 and has served as director of the Bank since 1993. Since 1985, Mr. Bachow has been Senior Managing Director and President of Bachow & Associates, Inc. Mr. Bachow received a B.A. in Accounting and Finance from American University, a Master's degree in Tax Law from New York University and a Juris Doctor from Rutgers Law School. Mr. Bachow is a Certified Public Accountant.

     Ronald L. Caplan. Mr. Caplan became a director of the Company in 1997 and has been a director of the Bank since 1995. Mr. Caplan is the President of Philadelphia Management Corporation, which he founded in 1982. He is also the founder and President of Roosevelts, Incorporated. Since 1975, Mr. Caplan has been actively engaged in acquiring, financing, renovating and managing residential and commercial real estate in the Greater Philadelphia area, with his activities largely concentrated in Center City Philadelphia. Mr. Caplan is a graduate of Northeastern University.

     D. Walter Cohen, D.D.S. Dr. Cohen became a director of the Company in 1997 and has served as a director of the Bank since 1994. From 1993 to 1998, Dr. Cohen was Chancellor of the Allegheny University of the Health Sciences. From 1986 to 1993, Dr. Cohen was President of the Medical College of Pennsylvania. Dr. Cohen is also a partner in a periodontal practice in Philadelphia and is a director of Atrix Laboratories, Inc. Dr. Cohen is a graduate of the University of Pennsylvania and earned his D.D.S. from its School of Dental Medicine. On July 21, 1998, the Allegheny University of the Health Sciences filed for voluntary bankruptcy protection in the United States Bankruptcy Court for the Western District of Pennsylvania.

     Daniel DiLella. Mr. DiLella became a director of the Company in 1997 and has served as a director of the Bank since 1991. Mr. DiLella has been President and CEO of Berwind Property Group since 1983. From 1973 to 1983, Mr. DiLella was Vice President of Girard Bank. Mr. DiLella is a graduate of Villanova University and received his MBA from Saint Joseph's University.

     Linda R. Knox. Ms. Knox became a director of the Company in 1997, and has served as President of the Board of Directors of the Bank since 1993 and a director of the Bank since 1989. Prior to 1993, Ms. Knox was a realtor specializing in the sale of historical and architecturally significant properties in the Philadelphia area. Ms. Knox attended Rider University and is a graduate of the Temple University Real Estate Institute. Ms. Knox is the wife of Mr. Knox.

     Joel S. Lawson III. Mr. Lawson became a director of the Company in 1997 and has served as a director of the Bank since 1994. Mr. Lawson is the Managing Partner and CEO of Howard, Lawson & Co., an investment banking and corporate finance firm in Philadelphia, a position he has held since 1980. Mr. Lawson is also a director of Urban Outfitters, Inc. and several privately-held companies. He is a graduate of Yale University and received his MBA from the Wharton School of the University of Pennsylvania.

     Brian McAdams. Mr. McAdams became a director of the Company in 1997 and has served as a director of the Bank since 1989. Mr. McAdams is Chairman and CEO of STRATVIS Advisement, Chairman and a partner of McAdams, Richman & Ong, an advertising and design firm, and Chairman of Back Health Centers, Inc. Mr. McAdams served as Chairman and CEO of National Media Corporation from 1994 to 1996. Mr. McAdams is also a director of Odessey Pharmaceuticals, LLC.


Committees and Meetings of the Board of Directors

     In accordance with the Company's By-laws, all directors hold office for one year. The term of each of the current directors expires at the Annual Meeting (in all cases subject to the election and qualification of their successors or to their earlier death, resignation, or removal). At each annual meeting of shareholders, the successors to the directors whose terms expire are to be elected to serve from the time of their election and qualification until the next annual meeting of shareholders following their election or until their respective successors have been duly elected and qualified.

     The Board held four meetings during the last fiscal year. Each of the Company's directors attended at least 75% of the aggregate of all meetings of the Board and of all committees of which he or she was a member held during that portion of the year that he or she was a Board or committee member with the exception of Mr. Bachow, who attended 50% of the aggregate of all such meetings. The standing committees of the Board are the Executive Committee, the Audit Committee, the Nominating Committee and the Compensation Committee. The Executive Committee, consisting of Messrs. Knox, Levy and Lawson, held no formal meetings during the last fiscal year. The Executive Committee is generally responsible to act on behalf of the Board of Directors on all matters between regular and special meetings of the Board. The Audit Committee, consisting of Messrs. Levy, McAdams and Dr. Cohen, met once during the last fiscal year. The Audit Committee reviews, acts on, and reports to the Board with respect to various auditing and accounting matters, including the selection of the Company's independent auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of the Company's auditors, and the accounting practices of the Company. The Nominating Committee, consisting of Messrs. Knox and Levy and Ms. Knox, did not meet during the last fiscal year. The Nominating Committee is responsible for considering potential nominees to the Board of Directors. As set forth in the Company's By-laws, a shareholder nomination for a director to be proposed for election at next year's annual meeting will be considered if it is made within 95 days of this year's annual meeting. The Compensation Committee, consisting of Mr. McAdams and Dr. Cohen did not meet during the last fiscal year. The Compensation Committee handles personnel matters and establishes compensation policy for the executive officers of the Company.


Director Compensation

     Directors are reimbursed for expenses incurred in connection with performing their respective duties as directors of the Company. In November 1998, each non-employee director who served on one or more committees of the Board or the Board of Directors of the Bank (the "Bank Board") received stock options to purchase 1,263 shares of Common Stock and each non-employee director who did not serve on any such committee received stock options to purchase 632 shares, all at an exercise price of $11.88 per share. Annual stock options will be granted on the date of the Company's Annual Meeting of Shareholders. The number of shares of Common Stock subject to the annual stock option grant will be determined by dividing $15,000 (or $7,500 in the case of a non-employee director who does not serve on any committee of the Board) by the fair market value of a share of Common Stock on the date of grant, and rounding up to the next higher whole number. The exercise price for all subsequent grants will be 100% of the fair market value of a share of Common Stock on the date of grant. All stock options become exercisable one year after the date of grant and expire five years after the date of grant.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION


Executive Compensation

     The following table sets forth information with respect to all compensation awarded to, earned by, or paid for services rendered to the Company by the Company's Chairman and Chief Executive Officer, President and Vice President in the fiscal years ended June 30, 1999 and 1998 (collectively, the "Named Executive Officers"). Except as set forth below, no executive officer of the Company was paid salary and bonus during the fiscal year that exceeded $100,000 for services rendered in all capacities to the Company.


                          Summary Compensation Table




                                                            Annual
                                                         Compensation
                                             ------------------------------------
                                              Fiscal                                   All Other
        Name and Principal Position            Year        Salary        Bonus        Compensation
------------------------------------------   --------   -----------   -----------   ---------------
Thomas J. Knox                               1999        $ 61,800            --              --
 Chairman and Chief Executive Officer        1998        $ 61,800            --              --
Bruce A. Levy                                1999        $150,000            --              --
 President                                   1998        $150,000            --              --
Joseph T. Crowley                            1999        $100,000      $ 30,000        $  6,000(1)
 Vice President, Secretary and Treasurer     1998        $100,000      $ 30,000        $  6,000(1)

------------
(1) Represents an automobile allowance of $6,000.


Stock Option Information

     The following table sets forth, for each of the Named Executive Officers, certain information concerning the grant of options in fiscal 1999.


                       Option Grants in Last Fiscal Year




                                                                                      Potential Realizable
                                                                                        Value at Assumed
                                                                                         Annual Rates of
                                                                                           Stock Price
                                                                                          Appreciation
                                           Individual Grants                             for Option Term
                      ------------------------------------------------------------   -----------------------
                           Number            % of
                             of              Total         Exercise
                         Securities         Options           or
                         Underlying       Granted to         Base
                          Options        Employees in       Price       Expiration
        Name            Granted (#)       Fiscal Year       ($/Sh)         Date         5%($)       10%($)
-------------------   ---------------   --------------   -----------   -----------   ----------   ----------
Thomas J. Knox                 --       --                      --            --           --           --
Bruce A. Levy                  --       --                      --            --           --           --
Joseph T. Crowley          10,000(1)    77%                $ 10.38       2/13/04      $28,700      $63,400

------------
(1) Non-Qualified Stock Options.

     The following table sets forth certain information concerning stock options exercised during fiscal 1999 and the number of unexercised options held by the Named Executive Officers at June 30, 1999 and the value thereof.


Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                    Values




                                                                   Number of Securities           Value of Unexercised
                                                                  Underlying Unexercised          In-the-Money Options
                                                              Options at Fiscal Year-End (#)     at Fiscal Year-End (1)
                                                              ------------------------------  -----------------------------
                      Shares Acquired
Name                  on Exercise (#)    Value Realized ($)    Exercisable    Unexercisable    Exercisable    Unexercisable
-------------------  -----------------  --------------------  -------------  ---------------  -------------  --------------
Thomas J. Knox       -0-                -0-                          -0-             -0-      -0-            -0-
Bruce A. Levy        -0-                -0-                          -0-             -0-      -0-            -0-
Joseph T. Crowley    -0-                -0-                       13,650          25,750      -0-            -0-

------------
(1) These values represent the difference between the closing price per share on the Nasdaq National Market on June 30, 1999 ($10.25) and the per share exercise price of the option.


Employment Contracts

     The Company has a five-year employment agreement, dated March 1, 1996, with Bruce A. Levy. Under the terms of the agreement, Mr. Levy devotes substantially all of his time and effort to conducting the business activities of the Company as President and is entitled to receive an annual salary of $150,000. Mr. Levy's employment is terminable by the Company for cause as defined in the agreement, and is terminable by Mr. Levy upon written notice to the Company. Upon termination, Mr. Levy is not permitted to compete with the Company or any subsidiary or affiliate of the Company by soliciting its employees or soliciting business from its customers or suppliers for a period of one year following such termination.

     The Bank has a three-year employment agreement, dated December 11, 1997 with Joseph T. Crowley. Under the terms of the agreement, Mr. Crowley devotes substantially all of his time and effort to conducting the business activities of the Bank as its President and receives an annual salary of $100,000 with an eight percent increase as of July 1, 1999. In addition, Mr. Crowley is eligible for an annual bonus as determined by the Bank's Board of Directors. Upon termination, Mr. Crowley is not permitted to compete with the Bank in any of its businesses in the relevant market areas for such businesses for varying periods following termination depending upon the reason therefor. If Mr. Crowley's employment is prematurely terminated by the Bank without cause, Mr. Crowley is eligible to receive a severance payment equal to two times his annual salary if such termination occurs in the initial year of the employment agreement, and a severance payment equal to his annual salary if such termination occurs during the second or third year of the employment agreement.



Compensation Committee Interlocks and Insider Participation

     Determinations regarding compensation of the Company's executive officers are made by the Company's Compensation Committee. Mr. McAdams and Dr. Cohen currently serve on the Compensation Committee. The Bank extended Mr. McAdams a $60,000 personal line of credit in September 1997, which line has been reduced to $30,000 in April 1999. Amounts outstanding under the line of credit accrue interest at the prime rate as reported in the Wall Street Journal ("Prime") minus 0.5% and outstanding amounts are secured by certain marketable securities. The Bank has also extended a term loan in the amount of $280,000 to Bastille Associates, L.P., a partnership of which Mr. McAdams is a general partner. Amounts outstanding under the term loan accrue interest at a rate of Prime plus 1.5% (adjusted annually) and outstanding amounts are secured by certain assets of the partnership. Mr. McAdams personally guaranteed 50% of the loan. In March 1996, the Bank extended a $125,000 business line of credit to a partnership of which Dr. Cohen is a general partner. The loan was repaid on June 8, 1998 through the issuance of a $500,000 commercial loan at a rate of 9.00%. The current balance outstanding under such loan is $416,000. The loan is secured by certain assets of Dr. Cohen's dental practice as well as personal assets of the partners, including Dr. Cohen. Each of the partners and their spouses have personally guaranteed the loan. Dr. Cohen is also a limited partner in Bastille Associates, L.P. Each of these loans has been current throughout its term and was made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with unrelated persons.

                       REPORT ON EXECUTIVE COMPENSATION
Introduction

     The Compensation Committee has responsibility for matters related to compensation, including compensation policy, approval of salaries, bonuses, and other compensation for the Company's executive officers. During the last fiscal year, the Compensation Committee did not meet and its responsibilities were carried out by the Board. The Company's various stock option plans are also administered by the Board.


Executive Compensation Components

     The Company's executive compensation policy is designed to enable the Company to attract, motivate and retain highly qualified executive officers. The key components of the Company's compensation program are base salary, annual incentive bonus awards, and equity participation in the form of stock options. In arriving at specific levels of compensation for executive officers, the Board has relied on the recommendations of management, benchmarks provided by generally available compensation surveys, and the experience of Board members and their knowledge of compensation paid by other companies in the banking industry and/or in the same geographic area as the Company. The Board also seeks to ensure that an appropriate relationship exists between executive pay and corporate performance. Executive officers are also entitled to customary benefits generally available to all employees of the Company, including group medical, dental, and life insurance and the Company's 401(k) plan. The Company has long-term employment agreements with certain of its executive officers to provide them with the employment security and severance deemed necessary by the Board to retain them.


Cash

     Base Salary. Subject to the above policy and to the requirements of applicable employment agreements, compensation for each of the executive officers for fiscal 1999 was based on the executive's duties and responsibilities, the performance of the Company, both financial and otherwise, and the success of the executive in developing and executing the Company's business and strategic plans.

     Bonus. Mr. Crowley was the only executive officer to receive a cash bonus for fiscal 1999. Mr. Crowley's bonus of $30,000 represents 30% of his base salary. The decision to award Mr. Crowley such a bonus was based on the degree of the Company's achievement of its financial and other objectives and the degree of achievement by Mr. Crowley of his individual objectives as approved by the Board. Because of Mr. Knox's and Mr. Levy's significant ownership of shares of the Company's Common Stock, each has requested that the Board not consider him for a cash bonus for fiscal 1999.

     Stock Options. Equity participation is a key component of the Company's executive compensation program. Stock options are granted to executive officers primarily based on the officer's actual and expected contribution to the Company's development. Options are designed to retain executive officers and motivate them to enhance shareholder value by aligning their financial interests with those of the Company's shareholders. Stock options provide an effective incentive for management to create shareholder value over the long term since the option value depends on appreciation in the price of the Common Stock over a number of years.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility of annual compensation over $1 million to the Chief Executive Officer and the other executive officers unless certain conditions are met. The Company's Chief Executive Officer and the other executive officers have not received annual compensation over $1 million, and the Company has not yet determined what measures, if any, it should take to comply with Section 162(m).



Chief Executive Officer and President Compensation

     Mr. Knox is paid annual compensation of $61,800. The Company and Mr. Levy are parties to an employment agreement, with a term ending on March 1, 2001. Pursuant to this agreement, Mr. Levy is entitled to receive, effective as of March 1, 1996, a minimum annual base salary of $150,000.

                                        Board of Directors


                                        Thomas J. Knox, Chairman

                            PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of September 30, 1999 by: (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock; (ii) each director and Named Executive Officer of the Company; and (iii) all executive officers and directors of the Company as a group.



                                                                  Number of Shares      Percentage
Name of Beneficial Owner(1)                                     Beneficial Owned(2)     Ownership
------------------------------------------------------------   ---------------------   -----------
Thomas J. Knox(3) ..........................................         1,558,200         40.65%
Bruce A. Levy ..............................................           724,500         18.90
Joseph T. Crowley(4) .......................................            13,915             *
Paul Bachow ................................................             5,147             *
Ronald L. Caplan ...........................................            35,913             *
D. Walter Cohen, D.D.S. ....................................            23,523             *
Daniel DiLella .............................................            20,373             *
Linda R. Knox(5) ...........................................           132,300          3.45
Joel S. Lawson III .........................................            24,993             *
Brian McAdams ..............................................            20,583             *
All directors and officers as a group (10 persons) .........         2,559,449         66.76%

------------
* Constitutes less than 1%.

(1) Unless otherwise indicated, the address of all beneficial owners is in care of the Company.

(2) Unless otherwise indicated, includes shares held directly by the individual as well as by such individual's spouse, shares held in trust and in other forms of indirect ownership over which shares the individual effectively exercises sole voting and investment power and shares which the named individual has a right to acquire pursuant to the exercise of stock options within sixty days of October 16, 1998.

(3) Excludes 132,300 shares of Common Stock held by Linda R. Knox in trust for the children of Linda R. and Thomas J. Knox, as to which he disclaims beneficial ownership.

(4) Includes 415 shares of Common Stock owned by WBL Investment Club, as to which Mr. Crowley shares voting and investment power as a general partner. The address for WBL Investment Club is 2 Jessica Way, Media, Pennsylvania 19063.

(5) All shares of Common Stock held in trust for the children of Linda R. and Thomas J. Knox. Does not include 1,558,200 shares beneficially owned by her husband, Thomas J. Knox, as to which shares Ms. Knox disclaims beneficial ownership.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the percentage change in cumulative total shareholder return on the Common Stock since February 13, 1998, the date the Company's shares began trading on the Nasdaq National Market, with the cumulative total return over the same period on (i) the Nasdaq Stock Market Index; (ii) the Nasdaq Bank Index and (iii) the relative change in book value per share of the Company's shares. The comparison assumes $100 was invested on February 13, 1998 in the Common Stock and in each of the indices and assumes reinvestment of dividends, if any, from that date to June 30, 1999. The Company has not paid cash dividends on the Common Stock. The market value and book value of the Common Stock have been adjusted to reflect the 5% August 1998 stock dividend. Historic stock prices are not indicative of future stock price performance.


[GRAPHIC OMITTED]


                             CERTAIN TRANSACTIONS

     The Company is party to the following transactions with its executive officers, directors, and principal shareholders.

     The Bank's headquarters and Center City Philadelphia branch, located at 1230 Walnut Street, are leased from Walnut Square Partners, a partnership controlled by Ronald L. Caplan, a director of the Company and the Bank. The lease covers approximately 6,000 square feet of space on the first and second floors of the property. The lease expires in 2014, assuming the Bank exercises its option to renew the lease for two additional terms of five years each. The base rent under the lease is $48,000 per annum for the initial ten year term. The base rent increases to $60,000 and $72,000 per annum for the first and second optional renewal terms, respectively. The terms of the lease were reached through arms length negotiations and are comparable to the terms the Company could have obtained from a third party.

     QUEST, a wholly-owned subsidiary of the Bank, and Ronald L. Caplan, a director of the Company and the Bank, formed a partnership which acquired an office building located at 1334-36 Walnut Street for $410,000. Crusader Mortgage Corporation, a wholly-owned subsidiary of the Bank, leases approximately 6,000 square feet in this building at an annual rent of $60,000, and the Bank leases approximately 2,400 square feet at an annual rent of $24,000. The terms of these leases were reached through arms length negotiations and are comparable to the terms the Company could have obtained from a third party.

     The Bank has made loans to or to entities controlled by officers, directors and employees of the Company and the Bank. All such loans were made in the ordinary course of the Bank's business, were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with unrelated persons and, in the opinion of management, do not involve more than the normal risk of collectibility or present other unfavorable features. For information concerning the terms of certain of these loans, see "Executive Compensation and Other Information - Compensation Committee Interlocks and Insider Participation."

     For information regarding employment agreements with Named Executive Officers, see "Executive Compensation and Other Information -- Employment Contracts." For information regarding compensation of directors and options granted to Named Executive Officers and directors, see "Election of Directors -- Director Compensation" and "Executive Compensation and Other Information -- Stock Option Information."


                             INDEPENDENT AUDITORS

     Grant Thornton LLP, independent auditors, audited the financial statements of the Company for the fiscal year ended June 30, 1999. Representatives of Grant Thornton LLP are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. The Board expects to select Grant Thornton LLP as the independent auditors to audit the Company's financial statements for the fiscal year ending June 30, 2000.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, officers (including persons performing a principal policy-making function), and persons who own more than 10% of a registered class of the Company's equity securities ("10% Holders") to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, officers, and 10% Holders are required by the regulations under the Exchange Act to furnish the Company with copies of all of the Section 16(a) reports which they file. Based solely upon a review of the copies of the forms furnished to the Company and the representations made by the reporting persons to the Company, the Company believes that during fiscal 1998 its directors, officers, and 10% Holders complied with the filing requirements under Section 16(a) of the Exchange Act.


                             SHAREHOLDER PROPOSALS

     Shareholders may submit proposals on matters appropriate for shareholder action at the Company's annual meetings consistent with regulations adopted by the SEC. For shareholder proposals to be considered by the Board for inclusion in the Proxy Statement and form of proxy relating to the 2000 annual meeting of shareholders, they must be received by the Company not later than June 24, 2000. If any shareholder wishes to present a proposal to the 2000 annual meeting of shareholders that is not included in the Board's Proxy Statement relating to such meeting and fails to submit such proposal to the President of the Company on or before September 6, 2000, then the Board will be allowed to use its discretionary voting authority when the proposal is raised at the Annual Meeting, without any discussion of the matter in its proxy statement. All proposals should be addressed to the Company at 1230 Walnut Street, Philadelphia, Pennsylvania 19107, Attention: President. Nothing in this paragraph shall be deemed to require the Company to include in its proxy materials relating to such annual meeting of shareholders any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC and the Company's By-laws at that time in effect.

                                 OTHER MATTERS

     The Board does not intend to present any business at the Annual Meeting other than the election of ten directors. However, if other matters requiring the vote of the shareholders properly come before the Annual Meeting, which under applicable proxy regulations need not be included in this Proxy Statement, or which the Board did not know would be presented at a reasonable time before this solicitation, the persons named in the enclosed proxy will have discretionary authority to vote the proxies held by them with respect to such matters in accordance with their best judgment on such matters.

                                        By Order of the Board of Directors



                                        Joseph T. Crowley, Secretary

October 21, 1999

              PROXY                  CRUSADER HOLDING CORPORATION

     The undersigned shareholder of Crusader Holding Corporation (the "Company") hereby appoints Bruce A. Levy and Joseph T. Crowley, and each of them, attorneys and proxies, with power of substitution in each of them, to vote and act for and on behalf of the undersigned at the Annual Meeting of the Shareholders to be held at the Union League of Philadelphia, 140 S. Broad Street, Philadelphia, Pennsylvania 19102 at 3:00 p.m. on Wednesday, November 17, 1999, and at all postponements and adjournments thereof, according to the number of shares which the undersigned would be entitled to vote if then personally present, as indicated hereon and in their discretion upon such other business as may come before the meeting, all as set forth in the notice of the meeting and in the proxy statement furnished herewith, copies of which have been received by the undersigned; and hereby ratifies and confirms all that said attorneys and proxies may do or cause to be done by virtue hereof.

     The proxies are directed to vote as follows:

     Election of the following persons as directors of the Company.


Name                           Vote For     Vote Withheld
---------------------------   ----------   --------------
  Thomas J. Knox                 / /            / /
  Bruce A. Levy                  / /            / /
  Joseph T. Crowley              / /            / /
  Paul Bachow                    / /            / /
  Ronald L. Caplan               / /            / /
  D. Walter Cohen, D.D.S.        / /            / /
  Daniel DiLella                 / /            / /
  Linda R. Knox                  / /            / /
  Joel S. Lawson III             / /            / /
  Brian McAdams                  / /            / /

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS,
     WHICH RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE NOMINEES FOR DIRECTOR.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED HEREIN.
           IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR"
                   EACH OF THE ABOVE NOMINEES FOR DIRECTOR.
  IMPORTANT: Please date this proxy and sign exactly as your name or names is printed below. If shares are registered in more than one name, all owners should sign. When signing as an executor, administrator, trustee, guardian or in another representative capacity, please give your full title(s). If this proxy is submitted by a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized person.



                                            -----------------------------------
                                                        (Signature)


                                            -----------------------------------
                                                        (Signature)


                                             Dated                       , 1999
                                                   ---------------------






            PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY
                IN THE ENCLOSED PRE-ADDRESSED, STAMPED ENVELOPE.